===============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                October 13, 1998
                Date of Report (Date of earliest event reported)




                              SYBRON CHEMICALS INC.
               (Exact name of Registrant Specified in its Charter)




      Delaware                            0-19983              51-0301280
 (State or other Jurisdiction       (Commission File No.)    (I.R.S. Employer
       of Incorporation)                                 Identification Number)





               Birmingham Road, P.O. Box 66, Birmingham, NJ 08011
               (Address of principal executive offices) (Zip Code)


                                 (609) 893-1100
              (Registrant's telephone number, including area code)




===============================================================================

Item 2.  Acquisition or Disposition of Assets

     The information provided in this Current Report on Form 8-K is intended to supplement the information previously provided in the Company's Report on Form 10-Q filed with the Securities and Exchange Commission on August 17, 1998.

         Acquisition

     On July 31, 1998, the Company acquired all of the outstanding capital stock of Ruco Polymer Corporation ("Ruco NY"), and all of the outstanding membership interests of Ruco Polymer Company of Georgia, LLC ("Ruco GA," and together with Ruco NY, "Ruco") pursuant to the Capital Stock and Membership Interest Purchase Agreement, dated July 30, 1998, effective July 31, 1998, by and among the Company, Louis T. Camilleri, Anthony F. Forgione, Joseph Mitola and Joseph A. Ruffing, a copy of which has been filed previously by the Company and is incorporated herein by reference. Messrs. Camilleri, Forgione, Mitola and Ruffing hereinafter are referred to as the "Sellers." Ruco is a leading North American polymer intermediates company that produces polyester polyols, polyester powder coating resins, polyurethane latexes and specialty polymers which are intermediate chemical products used in the formulation and production of coatings and plastics. The aggregate purchase price for the acquisition, determined through arms-length negotiations between the parties, was $110 million, including the repayment of bank debt owed by Ruco. The purchase price is subject to certain post-closing adjustments. The acquisition was pursued as part of the Company's strategic initiative to develop a "third leg" business to complement its existing Textile Chemical Specialties and Environmental Products and Services segments. The Company intends to continue the business of Ruco and the use of Ruco's facilities, equipment and physical property obtained through the acquisition.

     In connection with the acquisition of Ruco, each of the Sellers entered into five-year non-compete agreements with the Company. In addition, the Company entered into an agreement with Anthony F. Forgione, the President and Chief Executive Officer of Ruco prior to the acquisition, pursuant to which Mr. Forgione will serve as President of Ruco. The employment agreement anticipates a minimum term of two years and will continue in full force and effect until terminated by either party.

         Financing

     On July 31, 1998, the Company obtained from Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Guaranty Trust Company of New York Incorporated and Mellon Bank, N.A. a $185 million senior secured credit facility. The facility consists of a $145 million term facility and a $40 million revolving facility. Proceeds of the term facility were used to refinance the Company's outstanding indebtedness, to pay the cash consideration for the acquisition of Ruco and to pay certain related fees and expenses. The revolving facility will be available to fund the working capital requirements of the Company.

     The following financial statements related to the Company and to certain of the transactions described above are included herein:

     (a) Financial statements of Ruco Polymer Corporation and affiliate as of September 30, 1996 and 1997 and for the three years ended September 30, 1997, and as of June 30, 1998 (unaudited) and for the nine month periods ended June 30, 1997 and 1998 (unaudited).

     (b) Unaudited pro forma combined financial statements of the Company as of June 30, 1998 and for the year ended December 31, 1997 and for the six months ended June 30, 1998.

Item 7.  Financial Statements, Pro Forma Financial Information

          (a) Financial Statements of Ruco Polymer Corporation and Affiliate, the Business Acquired:

                  Combined Balance Sheets as of September 30, 1996, 1997 and June 30, 1998 (unaudited).

                  Combined Statements of Earnings for the years ended September 30, 1995, 1996 and 1997 and for the nine months ended June 30, 1997 and 1998 (unaudited).

                  Combined Statement of Ownership for the period October 1, 1995 to June 30, 1998.

                  Combined Statements of Cash Flows for the years ended September 30, 1995, 1996 and 1997 and for the nine months ended June 30, 1997 and 1998 (unaudited).

                  Notes to Combined Financial Statements.

                  Report of Independent Public Accountants.

          (b)     Pro Forma Financial Information:

                  Unaudited Pro Forma Combined Income Statement for the year ended December 31, 1997 and related notes.

                  Unaudited Pro Forma Combined Income Statement for the six months ended June 30, 1998 and related notes.

                  Unaudited Pro Forma Balance Sheet as of June 30, 1998 and related notes.

          (c)     Exhibits

Exhibit  Description

2.1 Capital Stock and Membership Interest Purchase Agreement, effective as of July 31, 1998, by and among Sybron Chemicals Inc., Louis T. Camilleri, Anthony F. Forgione, Joseph Mitola, and Joseph A. Ruffing, with exhibits:

          A. Non-Competition Agreement, effective as of July 31, 1998, by and among Sybron Chemicals Inc., Ruco NY, Ruco GA and Anthony Forgione (substantially similar agreements with Messrs. Mitola, Camilleri and Mitola not included).

          B. Employment Agreement by and among Ruco Polymer Corp., Ruco Polymer Company of Georgia, LLC, Sybron Chemicals Inc. and Anthony F. Forgione, dated as of July 31, 1998, with exhibits (attached as Exhibit 10.1).

          C. Form Opinion of Jacobson, Mermelstein & Squire, dated as of July 31, 1998.

          D. Amendment to Employment Agreement of Michael J. McCann and Waiver of Certain Rights Thereunder, dated as of July 31, 1998.

10.1 Employment Agreement by and among Ruco Polymer Corp., Ruco Polymer Company of Georgia LLC, Sybron Chemicals Inc. and Anthony F. Forgione, dated as of July 31, 1998, with material exhibits:

          C.       Bonus Incentive Plan for Mr. Forgione.

10.2 Credit Agreement, dated as of July 31, 1998, by and among Sybron Chemicals Inc., DLJ Capital Funding, Inc., Morgan Guaranty Trust Company of New York and Mellon Bank, N.A.

10.3 Promissory Notes, dated as of July 31, 1998, by Sybron Chemicals Inc. in favor of DLJ Capital Funding, Inc., Morgan Guaranty Trust Company of New York and Mellon Bank, N.A.

10.4 Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc. and Mellon Bank, N.A.

10.5 Trademark Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Sybron Chemicals Inc.'s trademarks and licenses.

10.6 Trademark Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Ruco NY's trademarks and licenses.

10.7 Trademark Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Ruco GA's trademarks and licenses.

10.8 Patent Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Sybron Chemicals Inc.'s patents and licenses.

10.9 Patent Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Ruco NY's patents and licenses.

10.10 Patent Security Agreement, dated as of July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Ruco GA's patents and licenses.

10.11 Subsidiary Guaranty Agreement, dated as of July 31, 1998, by and among Sybron Chemical Holdings Inc., Ruco NY, Ruco GA and DLJ Capital Funding, Inc., Morgan Guaranty Trust Co. of New York and Mellon Bank, N.A.

10.12 Subordination Agreement, dated as of July 31, 1998 by Sybron Chemie Nederland B.V.

10.13 Subordination Agreement, dated as of July 31, 1998 by Sybron Chemical Industries Nederland B.V.

20.1      Press Release dated July 31, 1998
          Re: The Company's Purchase of Ruco.

23.1      Consent of Independent Public Accountants of the Company.

23.2      Consent of Independent Public Accountants of Ruco.

99 Financial statements of the Company, filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                  EXHIBIT INDEX


Exhibit                                                        Method of Filing

2.1       Capital Stock and Membership Interest Purchase              (1)
          Agreement, effective as of July 31, 1998, by and among Sybron Chemicals Inc., Louis T.
          Camilleri, Anthony F. Forgione, Joseph
          Mitola, and Joseph A. Ruffing, with exhibits:

                  A. Non-Competition Agreement, effective as of July 31, 1998, by and among Sybron Chemicals Inc., Ruco NY,
                           Ruco GA and Anthony Forgione
                           (substantially similar agreements with
                           Messrs. Mitola, Camilleri and Mitola
                           not included).

                  B.       Employment Agreement by and among
                           Ruco Polymer Corp., Ruco Polymer
                           Company of Georgia, LLC, Sybron
                           Chemicals Inc. and Anthony F. Forgione,
                           dated as of July 31, 1998, with exhibits
                           (attached as Exhibit 10.1).

                  C.       Form Opinion of Jacobson, Mermelstein
                           & Squire, dated as of July 31, 1998.

                  D.       Amendment to Employment Agreement
                           of Michael J. McCann and Waiver of
                           Certain Rights Thereunder, dated as
                           of July 31, 1998.

10.1      Employment Agreement by and among Ruco                      (1)
          Polymer Corp., Ruco Polymer Company of
          Georgia LLC, Sybron Chemicals Inc. and
          Anthony F. Forgione, dated as of July 31,
          1998, with material exhibits:

                  C.       Bonus Incentive Plan for Mr. Forgione.

Exhibit                                                         Method of Filing

10.2      Credit Agreement, dated as of July 31, 1998, by             (1)
          and among Sybron Chemicals Inc., DLJ
          Capital Funding, Inc., Morgan Guaranty Trust
          Company of New York and Mellon Bank, N.A.

10.3      Promissory Notes, dated as of July 31, 1998, by             (1)
          Sybron Chemicals Inc. in favor of DLJ Capital
          Funding, Inc., Morgan Guaranty Trust Company of New York and Mellon Bank, N.A.

10.4      Security Agreement, dated as of July 31, 1998,              (1)
          among Sybron Chemicals Inc. and Mellon
          Bank, N.A.

10.5      Trademark Security Agreement, dated as of                   (1)
          July 31, 1998, among Sybron Chemicals Inc., the
          Subsidiary Guarantors to the Credit Agreement, and Mellon Bank, N.A. re: Sybron Chemicals
          Inc.'s trademarks and licenses.

10.6      Trademark Security Agreement, dated as of                   (1)
          July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit
          Agreement, and Mellon Bank, N.A.
          re: Ruco NY's trademarks and licenses.

10.7      Trademark Security Agreement, dated as of                   (1)
          July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit
          Agreement, and Mellon Bank, N.A.
          re: Ruco GA's trademarks and licenses.

10.8      Patent Security Agreement, dated as of                      (1)
          July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit
          Agreement, and Mellon Bank, N.A. re: Sybron
          Chemicals Inc.'s patents and licenses.

10.9      Patent Security Agreement, dated as of                      (1)
          July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit
          Agreement, and Mellon Bank, N.A.
          re: Ruco NY's patents and licenses.
                                       -6-

Exhibit                                                         Method of Filing

10.10     Patent Security Agreement, dated as of                      (1)
          July 31, 1998, among Sybron Chemicals Inc., the Subsidiary Guarantors to the Credit
          Agreement, and Mellon Bank, N.A.
          re: Ruco GA's patents and licenses.

10.11     Subsidiary Guaranty Agreement, dated as of                  (1)
          July 31, 1998, by and among Sybron Chemical
          Holdings Inc., Ruco NY, Ruco GA and DLJ
          Capital Funding, Inc., Morgan Guaranty Trust
          Co. of New York and Mellon Bank, N.A.

10.12     Subordination Agreement, dated as of                        (1)
          July 31, 1998 by Sybron Chemie Nederland B.V.

10.13     Subordination Agreement, dated as of July 31,               (1)
          1998 by Sybron Chemical Industries Nederland B.V.

20.1      Press Release dated July 31, 1998                           (1)
          Re: The Company's Purchase of Ruco.

23.1      Consent of Independent Public Accountants                    *
          of the Company

23.2      Consent of Independent Public Accountants                    *
          of Ruco

99        Financial statements of the Company, filed with             (2)
          the Company's Annual Report on Form 10-K for the year ended December 31, 1997



*         Filed electronically herewith.


(1) Previously filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference.

(2) Previously filed with the Company's Annual Report on Form 10-K for year ended December 31, 1997 and incorporated herein by reference.

                                    SIGNATURE




         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized, on October 13, 1998.



                                        SYBRON CHEMICALS INC.



                                        /s/  Steven F. Ladin
                                        --------------------
                                             Steven F. Ladin
                                             Vice President, Finance and
                                             Chief Financial Officer

                          Independent Auditors' Report



The Board of Directors and Members
Ruco Polymer Corporation and Affiliate
Hicksville, New York

     We have audited the accompanying combined balance sheets of Ruco Polymer Corporation and Affiliate as of September 30, 1996 and 1997, and the related combined statements of earnings, ownership and cash flows for each of the three years ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ruco Polymer Corporation and Affiliate as of September 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years ended September 30, 1997 in conformity with generally accepted accounting principles.




                                                 HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
December 2, 1997

                     RUCO POLYMER CORPORATION AND AFFILIATE

                             COMBINED BALANCE SHEETS
                                 (in thousands)



                                                September 30,           June 30,
                                                -------------           --------
       ASSETS                                 1996         1997          1998
       ------                                 ----         ----          ----
                                                                     (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents            $      816    $      842    $     155
   Accounts receivable, less allowance
     for doubtful accounts of $100          10,365        10,386        9,659
   Inventories (Note 3)                      6,877         8,315        8,366
   Prepaid expenses and other current
     assets (Note 8)                           272           340          670
                                               ---           ---          ---
       Total current assets                 18,330        19,883       18,850

PROPERTY, PLANT AND EQUIPMENT,
   net (Notes 4 and 5)                      19,897        20,662       19,430
OTHER ASSETS                                   504           537           58
                                               ---           ---           --

                                           $38,731       $41,082      $38,338
                                           =======       =======      =======

     LIABILITIES AND OWNERSHIP

CURRENT LIABILITIES:
   Current portion of long-term debt       $ 1,746       $ 1,807      $ 1,807
     (Note 5)
   Accounts payable                          5,942         6,850        5,884
   Accrued wages                               853           912          821
   Accrued dividends                         1,553         2,704          764
   Accrued expenses                          1,039           946          695
                                             -----           ---          ---
       Total current liabilities            11,133        13,219        9,971
                                            ------        ------        -----

LONG-TERM DEBT (Note 5)                     16,556        15,725       15,383
                                            ------        ------       ------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)

OWNERSHIP:
   Common stock, $.01 par value; authorized
     950,000 shares, 428,640 shares issued       4             4            4
   Additional paid-in capital                   86            86           86
   Retained earnings                         9,904         9,143        7,697
   Members' equity                           1,048         2,905        5,197
                                             -----         -----        -----

                                            11,042        12,138       12,984
                                            ------        ------       ------

                                           $38,731       $41,082      $38,338
                                           =======       =======      =======


                   See notes to combined financial statements

                     RUCO POLYMER CORPORATION AND AFFILIATE

                         COMBINED STATEMENTS OF EARNINGS
            (in thousands except shares and pro forma per share data)






                                                  Years Ended                    Nine Months Ended
                                                  September 30,                       June 30,
                                      --------------------------------     ----------------------
                                        1995        1996        1997         1997        1998
                                        ----        ----        ----         ----        ----
                                                                          (Unaudited)  (Unaudited)
NET SALES                           $  63,508   $  74,998    $ 80,789    $  61,244    $ 60,624

COST OF PRODUCTS SOLD                  53,355      62,603      66,347       49,745      48,661
                                       ------      ------      ------       ------      ------

GROSS PROFIT                           10,153      12,395      14,442       11,499      11,963
                                       ------      ------      ------       ------      ------
OPERATING EXPENSES:
   Selling (Note 6)                     1,286       1,282       1,561        1,150       1,193
   General and administrative
     (Notes 6 and 8)                    3,622       4,380       4,106        3,114       3,035
                                        -----       -----       -----        -----       -----
                                        4,908       5,662       5,667        4,264       4,228
                                        -----       -----       -----        -----       -----

EARNINGS FROM OPERATIONS                5,245       6,733       8,775        7,235       7,735
                                        -----       -----       -----        -----       -----

OTHER INCOME (EXPENSE):
   Interest income                          3           4           5           -            4
   Interest expense                    (1,696)     (1,609)     (1,382)      (1,026)     (1,062)
   Miscellaneous, net                      90           1          19            6           6
                                           --          --          --            -           -
                                       (1,603)     (1,604)     (1,358)      (1,020)     (1,052)
                                       ------      ------      ------       ------      ------

EARNINGS BEFORE INCOME TAXES            3,642       5,129       7,417        6,215       6,683

STATE INCOME TAX PROVISION
   (Note 7)                               230          76         117           95         273
                                          ---          --         ---           --         ---

NET EARNINGS                          $ 3,412     $ 5,053     $ 7,300      $ 6,120     $ 6,410
                                      =======     =======     =======      =======     =======

PRO FORMA INFORMATION (Note 9):
   Historical earnings before income
     taxes                            $ 3,642     $ 5,129     $ 7,417      $ 6,215     $ 6,683
   Pro forma income taxes               1,396       1,898       2,716        2,257       2,573
                                        -----       -----     -------      -------     -------

   Pro forma net earnings             $ 2,246     $ 3,231     $ 4,701      $ 3,958     $ 4,110
                                      =======     =======     =======      =======     =======

   Pro forma net earnings per share   $  4.25     $  6.11     $  8.89      $  7.49     $  7.77
                                      =======     =======     ========     =======     =======









                   See notes to combined financial statements

                     RUCO POLYMER CORPORATION AND AFFILIATE

                         COMBINED STATEMENT OF OWNERSHIP
                          (in thousands except shares)







                                                                                                     Ruco
                                                                                                    Polymer
                                                                                                  of Georgia,
                                                         Ruco Polymer Corp.                           LLC
                                        ---------------------------------------------------       -----------
                                               Common Stock          Additional                    Members'
                                          Shares                       Paid-in     Retained         Equity
                                        Outstanding     Amount        Capital       Earnings       (Deficit)       Total
                                        -----------     ------        -------       --------       ---------       -----
BALANCE, October 1, 1995                   428,640         $4           $ 86       $  9,968       $    (93)     $  9,965

NET EARNINGS                                    --         --             --          4,008           (596)        3,412

DIVIDENDS                                       --         --             --         (3,180)            --        (3,180)
                                                --         --             --        -------           ----        ------

BALANCE, September 30, 1995                428,640          4             86         10,796           (689)       10,197

NET EARNINGS                                    --         --             --          3,316          1,737         5,053

DIVIDENDS                                       --         --             --         (4,208)            --        (4,208)
                                                --         --             --         ------             --        ------

BALANCE, September 30, 1996                428,640          4             86          9,904          1,048        11,042

NET EARNINGS                                    --         --             --          5,443          1,857         7,300

DIVIDENDS                                       --         --             --         (6,204)            --        (6,204)
                                                --         --             --          ------            --        ------

BALANCE, September 30, 1997                428,640          4             86          9,143          2,905        12,138

NET EARNINGS                                    --         --             --          4,118          2,292         6,410

DIVIDENDS                                       --         --             --         (5,564)            --        (5,564)
                                                --         --             --         ------             --        ------

BALANCE, June 30, 1998                     428,640         $4           $ 86        $ 7,697         $5,197       $12,984
                                           =======         ==           ====       ========       =======        =======












                   See notes to combined financial statements

                     RUCO POLYMER CORPORATION AND AFFILIATE

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                   Years Ended                       Nine Months Ended
                                                                  September 30,                          June 30,
                                                       -----------------------------------       -------------------------
                                                         1995         1996         1997            1997           1998
                                                         ----         ----         ----            ----           ----
                                                                                                (Unaudited)    (Unaudited)
OPERATING ACTIVITIES:
   Net earnings                                       $   3,412    $   5,053     $  7,300       $   6,120      $   6,410
                                                      -   -----    -   ------    -  ------      -   ------     -   -----
   Adjustments to reconcile net earnings to net
     cash provided by operating activities:
       Depreciation and amortization                      2,274        2,345        2,548           1,984          1,999
       Loss on disposal of fixed assets                      63            8            7               -              3
       Changes in operating assets and liabilities:
         (Increase) decrease in assets:
           Accounts receivable                           (1,614)      (1,918)         (21)          1,262            727
           Inventories                                   (1,269)        (980)      (1,438)         (2,733)           (51)
           Prepaid expenses                                 126           (8)         (68)           (183)          (330)
           Other assets                                      58          216          (63)            (94)           456
         Increase (decrease) in liabilities:
           Accounts payable                                (218)         617          908           1,363           (966)
           Accrued wages                                   (439)         443           59             157            (91)
           Accrued expenses                                  25         (109)         (92)           (403)          (251)
                                                            ---         ----          ---            ----           ----
       Total adjustments                                   (994)         614        1,840           1,353          1,496
                                                           ----         ----       ------          ------          -----
       Net cash provided by operating activities          2,418        5,667        9,140           7,473          7,906
                                                         ------       ------       ------          ------          -----

INVESTING ACTIVITIES:
   Purchase of property, plant and equipment             (1,611)        (921)      (3,290)         (2,818)          (747)
                                                         ------         ----       ------          ------           ----
       Net cash used in investing activities             (1,611)        (921)      (3,290)         (2,818)          (747)
                                                         ------         ----       ------          ------           ----

FINANCING ACTIVITIES:
   Increase in other assets                                 (23)          -            -               -              -
   Proceeds from line of credit                          39,356       42,103       43,476          33,925         33,531
   Repayments of line of credit                         (36,790)     (44,823)     (42,553)        (34,376)       (35,044)
   Proceeds from term loan                                3,990        2,000            -               -          2,500
   Repayments of term loan                               (4,240)      (1,538)      (1,694)         (1,256)        (1,329)
   Distributions to stockholders                         (3,180)      (2,655)      (5,053)         (3,253)        (7,504)
                                                         ------       ------       ------          ------         ------
       Net cash used in financing activities               (887)      (4,913)      (5,824)         (4,960)        (7,846)
                                                           ----       ------       ------          ------         ------

Increase (decrease) in cash and cash equivalents            (80)        (167)          26            (305)          (687)

Cash and cash equivalents
   at beginning of period                                 1,063          983          816             816            842
                                                         ------          ----         ----            ----           ---

Cash and cash equivalents
   at end of period                                   $     983    $     816     $    842       $     511      $     155
                                                      =     ====   =     ====    =    ====      =     ====     =     ===

SUPPLEMENTAL DISCLOSURE:
   Income taxes paid                                  $     129    $      48     $    153       $     129      $     201
                                                      =     ====   =      ===    =    ====      =     ====     =     ===
   Interest paid                                      $   1,789    $   1,784     $  1,382       $   1,030      $   1,037
                                                      =   ======   =   ======    =  ======      =   ======     =   =====




                   See notes to combined financial statements

                     RUCO POLYMER CORPORATION AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS


        (Information with respect to the nine months ended June 30, 1997 and 1998 is unaudited) (dollars in thousands except
                      shares and pro forma per share data)



1.     Nature of Operations:

     The Company is engaged in the manufacturing of various polyesters and polyurethanes which are sold to manufacturers for further processing. The majority of sales are domestic and geographically dispersed throughout the United States.

2.     Summary of Significant Accounting Policies:

       a. Principles of combination

     The accompanying financial statements include the accounts of Ruco Polymer Corporation ("Ruco NY") and its affiliate, Ruco Polymer Company of Georgia, L.L.C. ("Ruco Georgia"), collectively the "Company." Significant intercompany accounts and transactions have been eliminated.

       b. Cash and cash equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       c. Inventories

     Inventories are valued at the lower of cost (last-in, first-out (LIFO) method) or market.

       d. Property, plant and equipment

     Property and equipment are recorded at cost. The carrying amount of assets and related accumulated depreciation and amortization are removed from the accounts when such assets are disposed of, and the resulting gain or loss is included in operations. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

       e. Environmental expenditures

     The Company capitalizes environmental expenditures that increase the life or efficiency of property or that reduce or prevent environmental contamination. The Company expenses environmental expenditures resulting from existing conditions that relate to past operations when the costs are probable and reasonably estimable.

       f. Pension plans

     The Company maintains a defined benefit pension plan covering substantially all union personnel and a 401(a) profit sharing plan covering substantially all non-union personnel. The Company's policy is to fund pension costs as accrued.

       g. Income taxes

     The shareholders of Ruco NY elected to be taxed as a "Small Business Corporation," for federal income tax purposes. As a result of this election, the income of the Company will be taxed directly to the individual shareholders. Accordingly, no provision for federal income taxes is included in the financial statements of the Company.

     For New York State tax purposes, investment tax and research and development credits are recorded as a reduction of the provision for income taxes by use of the flow-through method. Effective January 1, 1998, the shareholders of Ruco NY elected to be taxed as a "Small Business Corporation," for New York State tax purposes.

     Ruco Georgia reports income, deductions and credits as a partnership and as such is not subject to federal, state or local income taxes and, accordingly, makes no provision for income taxes in its financial statements. The limited liability corporation's income or loss is reportable for income tax purposes by the partners.

       h. Concentrations of credit

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the quality of the Company's customer base and their dispersion across many industries.

       i. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       j. Interim financial statements

     The unaudited financial statements as of June 30, 1998 and for the nine months ended June 30, 1997 and 1998 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

       k. New accounting standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

       k. New accounting standards  (Cont'd)

     In addition, in June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosure About Pensions and Other Post Retirement Benefits," which establishes standards for the standardization of disclosure pertaining to pensions and other post retirement benefits. It provides for a reconciliation of projected benefit obligation and the fair value of plan assets for the reported period. It also provides for reduced disclosure for non-public entities.

     These new standards are effective for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The implementation of these new standards will not affect the Company's results of operations and financial position, but may have an impact on future financial statement disclosures.

3.     Inventories:

       Inventories consist of:
                                                  September 30,         June 30,
                                              --------------------      --------
                                                1996         1997         1998
                                                ----         ----         ----

       Finished goods                       $   5,721    $   6,724    $  6,722
       Raw materials and supplies               2,180        2,129       1,940
                                                -----        -----       -----
                                                7,901        8,853       8,662
       Allowance to value inventory
         at cost on the LIFO method            (1,024)        (538)       (296)
                                               ------         ----        ----

                                            $   6,877    $   8,315    $  8,366
                                            =   =====    =   =====    =  =====

     Inventories are stated at the lower of cost determined by the LIFO method or market. If the first-in, first-out method had been used, net income for years ended September 30, 1995, 1996, 1997 and the nine months ended June 30, 1997 and 1998 would have been $3,598, $4,728, $6,814, $5,756 and $6,148, respectively.

4.      Property, Plant and Equipment:

        Property, plant and equipment, at cost, is summarized as follows:

                                                    September 30,       June 30,
                                                -------------------     -------
                                                1996         1997        1998
                                                ----         ----        ----

       Land                                 $     980    $     980    $    980
       Buildings and building improvements      7,263        7,447       7,489
       Machinery and equipment                 26,377       29,404      29,688
       Construction in progress                    97           77         489
                                                   --           --         ---
                                               34,717       37,908      38,646
       Less accumulated depreciation
         and amortization                      14,820       17,246      19,216
                                               ------       ------      ------

                                           $   19,897   $   20,662   $  19,430
                                           =   ======   =   ======   =  ======

     Depreciation expense for the years ended September 30, 1995, 1996 and 1997 amounted to $2,264, $2,315 and $2,518, respectively. Depreciation for the nine months ended June 30, 1997 and 1998 amounted to $1,961 and $1,976, respectively.

5.     Long-Term Debt:

       Long-term debt consists of the following:
                                                  September 30,         June 30,
                                              --------------------      --------
                                                1996         1997         1998
                                                ----         ----         ----

       Revolving credit line                 $  4,222     $  5,146    $  3,633
       Term loan - Ruco NY                      3,961        3,447       3,024
       Term loan - Ruco Georgia                 4,085        3,870       3,709
       Equipment loan - Ruco Georgia            6,034        5,069       6,824
                                                -----        -----       -----
                                               18,302       17,532      17,190
       Less current portion                     1,746        1,807       1,807
                                                -----        -----       -----

       Long-term debt                        $ 16,556     $ 15,725    $ 15,383
                                             = ======     = ======    = ======

     Pursuant to Ruco NY's credit facility, as amended, the Company may borrow up to $8,000 under a revolving credit facility and $3,961 under a seven year term loan. The revolving line of credit bears interest at the bank's prime rate, payable monthly and matures on October 1, 1999. The term loan is payable in quarterly installments of $141 through July 2003, at which time the entire unpaid balance is due. Interest is payable at the bank's prime rate plus 1/4%, payable monthly, through July 1, 2003.

     Ruco Georgia entered into a loan and security agreement with three banks which, as amended, provides borrowings up to $8,534 under an equipment loan and $4,085 under a term loan facility. The equipment loan bears interest at the lead bank's prime rate plus 1/4% and is payable in quarterly principal installments of $241 through March 31, 1998, at which time the payment will be $262 through January 1, 2005. The term loan bears interest at the lead bank's prime rate plus 3/4%, payable monthly. Principal is payable in quarterly installments of $54 through July 1, 2000, at which time the entire unpaid balance is due.

     The prime rate at September 30, 1997 and June 30, 1998 was 8.5%.

     Borrowings under the above financing agreements are secured by substantially all assets of the Company and require, among other things, the maintenance of a stated current ratio, minimum tangible net worth, minimum cash flows, minimum aggregate net earnings and stated debt to equity ratio on a combined basis.

       Current maturities are as follows:

           Year Ending
          September 30,
          -------------

                1998                      $    1,807
                1999                           1,828
                2000                           6,973
                2001                           1,828
                2002                           1,683
                Thereafter                     3,413
                                               -----

                                          $   17,532
                                          ==========

6.     Commitments and Contingencies:

       a. Environmental costs

     The Company is subject to a variety of environmental and pollution control regulations in the jurisdictions in which it operates. These laws and regulations require the Company to make expenditures for capital improvements and operating environmental protection equipment. Future developments and changes in environmental regulations may require the Company to make additional environmental expenditures.

     The Company's New York facility is located on a superfund site as designated by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980. The Company has received full indemnification from its prior owners and any costs incurred to date have been funded under this indemnification agreement. In the opinion of management, future costs to the Company will be minimal and not material to the Company's financial position or results of operation.

       b. Litigation

     The Company is subject to several lawsuits and claims with respect to such matters as personal injury, product liability and other actions arising out of the normal course of business. The Company intends to defend its position on all actions. In the opinion of management, the ultimate liabilities, if any, from these lawsuits and claims will not materially affect the financial position of the Company. Nevertheless, due to the uncertainty of the settlement process, management's view of the outcome may be modified in the future.

       c. Incentive awards

     The Company has established an incentive award to certain key individuals effective in the event the Company is sold or effects an initial public offering. In the event of a qualifying transaction, the individuals will receive an amount equal to 5.75% of the net proceeds received in excess of $30,000. The expense of this award will be recognized immediately preceding the closing of the transaction.

       d. Employment agreements

     The Company has employment and consulting agreements with certain officers and/or stockholders which provided for aggregate minimum payments as follows:

           Year Ending
          September 30,
          -------------

                1998                       $   432
                1999                           682
                2000                           421
                2001                            69
                                                --

                                            $1,604
                                            ======

       e. Operating leases

     The Company leases warehouse equipment, trailers, autos, office equipment and computer equipment under operating lease agreements which expire through September 30, 1999. Lease expense amounted to $238, $206 and $114 for the years ended September 30, 1995 through 1997, respectively. Lease expense amounted to $86 and $80 for the nine months ended June 30, 1997 and 1998, respectively.

       e. Operating leases  (Cont'd)

          Minimum rental commitments for the terms of the leases are as follows:

           Year Ending
          September 30,
          -------------

                1998                        $   88
                1999                            55
                2000                            34
                2001                             9
                2002                             5
                                             -----

                                              $191
                                              ====

7.     Income Taxes:

     The provision for state income taxes has been fully reduced by available investment tax credits. The Company was subject to the alternative minimum tax for the years ended September 30, 1997 and 1996.

8.     Benefit Plans:

       a. Retirement benefits

     The Company maintains a 401(a) profit sharing plan for all non-union employees. Contributions are discretionary as determined by the Board of Directors. All full time non-union employees are eligible to 100% of the Plan benefits provided that they have completed one full year of employment at the Plan's year end. Contributions of $255, $323 and $366 were made for the Plan years ended 1995 through 1997, respectively.

     Ruco NY continues its non-contributory defined benefit Employees' Pension Plan for union personnel. The benefits are based on years of service and the employee's compensation during the last five years of employment. Contributions to the Plan reflect benefits attributed to employees' services to date, as well as services expected to be earned in the future. Plan assets are invested in fixed rate group insurance contracts.

     With respect to the non-contributory defined benefit union employee pension plan, pension expense includes the following components: September 30, 1995 1996 1997

     Service cost                                   $  113    $  101    $  106
     Interest cost on projected benefit obligation      79        84        97
     Expected return on assets held in Plan            (99)     (104)     (133)
     Amortization of prior service cost,
        transition liability and net gain               11        15         5
                                                       ---       ---       ---

     Net periodic pension cost                      $  104    $   96    $   75
                                                    =  ====   =   ===   =   ==

       a. Retirement benefits  (Cont'd)

     The following sets forth the funded status of the non-contributory defined benefit union employee pension plan and the amounts shown in the accompanying balance sheet:

                                                          September 30,
                                                          -------------
                                                     1995     1996     1997
                                                     ----     ----     ----
          Actuarial present value of benefit
          obligation:
             Vested benefit obligation            $  970    $1,186    $1,357
             Non-vested benefit obligation            61        69        49
                                                      --       ---        --
             Accumulated benefit obligation        1,031     1,255     1,406
             Effect of future salary increases       292       127       183
                                                     ---      ----       ---
             Projected benefit obligation          1,323     1,382     1,589
             Plan assets at fair value             1,201     1,257     1,608
                                                   -----     -----     -----
             Plan assets in excess (less than)
               benefit obligation                    122      (125)       19
             Unrecognized net loss                   248       255       152
             Unrecognized transition amount           41        37        34
                                                      --       ---        --

             Prepaid pension costs                $  167    $  167    $  205
                                                  =  ===    =  ===    =  ===

     The discount rate used to measure the projected benefit obligation is 7%, the rate of increase in future compensation levels is 4%, and the expected long-term rate of return on assets is 9%. The Company uses the straight-line method of amortization for prior service cost and unrecognized gains and losses.

       b. Post-employment benefits

     In addition to providing pension benefits, the Company provides certain health care benefits to union retirees which are funded as costs are incurred. These benefits are provided through the union's welfare fund. Retirees contribute a percentage of the benefit costs in accordance with the collective bargaining agreement. This expense amounted to $22, $19 and $17 for the years ended September 30, 1995, 1996 and 1997, respectively. The expense for the nine months ended June 30, 1997 and 1998 amounted to $13 and $10, respectively.

9.     Pro Forma Information (Unaudited):

       a. Pro forma tax expense

     Pursuant to an acquisition of Ruco Polymer Corporation's stock and Ruco Polymer of Georgia L.L.C.'s members interest, these entities would become taxable corporations for federal tax purposes. The objective of the pro forma financial information is to show what the significant effects on the historical financial information might have been had the entity been subject to federal tax as of October 1, 1994 and during the three years ended September 30, 1997 and nine months ended June 30, 1997 and 1998.

       b. Pro forma earnings per share

     Earnings per share were computed by dividing earnings by the weighted average number of shares (units) of common stock outstanding during each period presented. The weighted average number of shares was computed as follows:

                                                                Years Ended                  Nine Months Ended
                                                               September 30,                     June 30,
                                                     ---------------------------------     -----------------------
                                                       1995         1996         1997         1997         1998
                                                       ----         ----         ----         ----         ----
                                                                                          (Unaudited)  (Unaudited)
          Ruco Polymer Corporation
             Weighted shares outstanding             428,640      428,640      428,640      428,640      428,640
          Ruco Polymer of Georgia LLC
             Weighted units outstanding              100,000      100,000      100,000      100,000      100,000
                                                     -------      -------      -------      -------      -------

          Pro forma weighted shares
             outstanding                             528,640      528,640      528,640      528,640      528,640
                                                     =======      =======      =======      =======      =======



                 UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data of the Company (the "Pro Forma Financial Data") have been derived by the application of pro forma adjustments to the historical Consolidated Financial Statements of Sybron, which have been previously filed and which are incorporated herein by reference, and of Ruco included elsewhere in this report. Pro Forma Financial Data of the Company are adjusted to give effect to the acquisition of Ruco, the refinancing of certain indebtedness of Sybron, the Senior Secured Credit Facility and the Company's July 29, 1997 acquisition of IVAX Industries, Inc., IVAX Industries Canada, Inc. and IVAX Industries U.K. Ltd. (collectively, the "Pro Forma Transactions"). The following unaudited pro forma consolidated statement of operations data for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the Pro Forma Transactions as if such events had occurred at the beginning of each period presented. The following unaudited pro forma consolidated balance sheet data at June 30, 1998 give effect to the Pro
Forma Transactions as if such events had occurred as of June 30, 1998. The Pro Forma Financial Data reflect adjustments based on preliminary estimates and certain assumptions that management believes are reasonable in the circumstances. The Pro Forma Financial Data do not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had the Pro Forma Transactions been completed as of the dates assumed, or to project the Company's financial position or results of operations at any future date. The Pro Forma Financial Data should be read in conjunction with the historical financial statements and notes thereto of the Company, which have been previously filed and which are incorporated herein by reference, and of Ruco included elsewhere in this report.

                        UNAUDITED PRO FORMA BALANCE SHEET

                               As of June 30, 1998

                                            Actual
                                     ------------------
                                      Sybron      Ruco    Adjustments     Pro Forma
                                                 (dollars in thousands)
                   Assets
Current assets
  Cash and cash equivalents          $  6,597   $   155   $  7,215 (1)    $ 13,967
  Accounts receivable, net             41,084     9,659         --          50,743
  Inventories, net                     27,360     8,366        500 (2)      36,226
  Prepaid and other current assets      2,973       670         --           3,643
  Deferred income taxes                   108        --         --             108
                                     --------   -------   ---------       --------
       Total current assets            78,122    18,850      7,715         104,687
  Property, plant and equipment, net   36,848    19,430      7,916 (3)      64,194
  Intangible assets, net               23,497        --     73,146 (4)      96,643
  Other assets                            845        58         --             903
                                     --------   -------   --------        --------
       Total assets                  $139,312   $38,338    $88,777        $266,427
                                     ========   =======    =======        ========

     Liabilities and Stockholders' Equity
Current liabilities
  Notes payable                      $  2,181   $    --    $    --        $  2,181
  Current portion of long-term debt     2,429     1,807     (4,236)(5)          --
  Accounts payable                     18,727     5,884         --          24,611
  Accrued liabilities                  14,209     2,280       (764)(6)      15,725
  Income taxes payable                  2,261        --         --           2,261
  Deferred income taxes                    14        --         --              14
                                     --------   -------    -------        --------
       Total current liabilities       39,821     9,971     (5,000)         44,792
                                     --------   -------    -------        --------

Long-term debt                         22,856    15,383    (38,239)(5)          --
Senior Secured Credit Facility             --        --    145,000 (7)     145,000
Deferred income taxes                   2,401        --         --           2,401
Postretirement benefits                 3,879        --         --           3,879
Other liabilities                       2,169        --         --           2,169
                                     --------   -------   --------        --------
       Total liabilities               71,126    25,354    101,761         198,241

Commitments and contingencies
Stockholders' equity
  Preferred stock, $.01 par value          --        --         --              --
  Common stock - $.01 par value            59         4         (4)(8)          59
  Additional paid-in capital           23,905        86        (86)(8)      23,905
  Retained earnings                    58,264     7,697     (7,697)(8)      58,264
  Accumulated other comprehensive
    losses                             (9,525)       --         --          (9,525)
  Treasury stock                       (4,517)       --         --          (4,517)
  Members' equity                          --     5,197     (5,197)(8)          --
                                     --------   -------   --------        --------
       Total stockholders' equity      68,186    12,984    (12,984)         68,186
                                     --------   -------   --------        --------
       Total liabilities and
         stockholders' equity        $139,312   $38,338   $ 88,777        $266,427
                                     ========   =======   ========        ========









                          (see notes on following page)

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                               As of June 30, 1998
                             (dollars in thousands)



(1) Cash added to working capital after receipt of the proceeds of borrowings under the bank financing, net of payment of the purchase price, refinancing of certain Sybron indebtedness and related acquisition costs.

(2) Reflects the step-up of Ruco inventory purchased to fair value in accordance with the purchase method of accounting.

(3) Reflects the step-up of Ruco acquired property, plant and equipment to fair value.

(4) Reflects the following purchased Ruco identifiable intangible assets and the excess costs over the fair value of the net assets acquired:

          Excess cost over the fair value of net assets acquired      $67,946
          Non-compete agreement                                         1,200
          Customer lists                                                1,500
          Fees for acquisition services                                 2,500
                                                                      -------
          Total                                                       $73,146
                                                                      =======

(5)    Represents the repayment of certain existing debt obligations.

(6) Represents the payment of Ruco accrued dividends prior to the closing of the Ruco Acquisition.

(7) Debt incurred under the bank financing in connection with the Ruco Acquisition and repayment of certain Sybron indebtedness.

(8) Elimination of Ruco's historical equity capitalization in accordance with the purchase method of accounting.

                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                          Year Ended December 31, 1997

                                                                                         Adjustments
                                                                       -----------------------------------------------
                                                     Actual                IVAX            Ruco
                                          ------------------------
                                          Sybron(6)       Ruco(14)     Acquisition(1)   Acquisition(2)       Pro Forma
                                          ---------       --------     --------------   --------------       ---------
                                                                        (dollars in thousands)
 Net sales:
  Environmental Products and Services     $ 55,362       $              $               $    --              $ 55,362
  Textile Chemical Specialties             133,452             --        11,010              --               144,462
  Intermediate Polymers                         --         80,789           --               --                80,789
                                          --------       --------       -------         -------              --------
Net Sales                                  188,814         80,789        11,010              --               280,613
                                          --------       --------       -------         -------              --------

Cost of sales                              115,180         66,347         7,886             1,225  (7)        190,638
Selling                                     35,148          1,561         2,529               774  (8)         40,012
General and administrative                  11,340          4,106            --            (2,286) (9)         13,160
Research and development                     3,710             --           490               112  (8)          4,312
                                           -------       --------         ------           ------            --------
Operating income                            23,436          8,775           105               175              32,491
                                           -------        -------         ------           ------            --------

Other income (expense):
  Interest income                              497              5           --               --                   502
  Interest expense                          (1,968)        (1,382)         (510)(3)       (7,859)(10)        (11,719)
  Amortization of intangible assets         (1,585)            --          (338)(4)       (2,239)(11)         (4,162)
  Terminated merger costs                   (1,270)            --            --              --               (1,270)
  Other, net                                (1,048)            19           124              --                  (905)
                                            -------      ---------       -------        --------             --------
                                            (5,374)        (1,358)         (724)         (10,098)             (17,554)
                                            -------      ---------       -------        --------              --------

Income before income taxes and
  extraordinary item                        18,062          7,417          (619)          (9,923)              14,937

Provision for income taxes                   7,422            117          (109)(5)         (777)(12)           6,653
                                           -------       --------        -------        --------               ------

Income before extraordinary item(13)      $ 10,640        $ 7,300       $  (510)         $(9,146)             $ 8,284
                                          ========       ========       ========        ========              =======



















                          (see notes on following page)

             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                          Year Ended December 31, 1997
                             (dollars in thousands)

(1) Reflects the pro forma results of the IVAX Acquisition for the period from January 1, 1997 to July 28, 1997, which is the period before the acquisition of such business by Sybron.

(2) Reflects the effect of the Ruco Acquisition purchase accounting and the indebtedness incurred to finance the acquisition and certain of Sybron's indebtedness, as if the acquisition and financing had been completed on January 1, 1997.

(3) Reflects incremental interest expense of $510 as a result of borrowings made to complete the IVAX Acquisition as if the debt had been outstanding for the entire period. A 1/4% change in the interest rate would change this adjustment by $35.

(4) Reflects the amortization of intangibles purchased in connection with the IVAX Acquisition, including patents (estimated life of 10 years), customer lists (estimated life of 10 years) and goodwill (estimated life of 30 years).

(5) Reflects the provision for income taxes on the IVAX Acquisition including the effect of pro forma adjustments at a 34% statutory rate.

(6) Includes the operating results of the IVAX Acquisition from July 29, 1997, the date of acquisition.

(7)    Reflects the following:

       (a)  Expensing of step-up fair market value of inventory acquired in the Ruco Acquisition..................................... $  500
       (b)  Additional depreciation expense with respect to the
            properties, plant and equipment purchased in connection with the Ruco Acquisition using the straight-line method over
            seven years................................................. $  725
                                                                         ------
                 Total.................................................. $1,225

(8) Reflects reclassification of certain general and administrative costs related to technical support to selling and to research and development expenses.

(9) Reflects elimination of $1,400 of expenses related to salaries of prior owners of the Ruco business. Also reflects the reclassification described in (8) above.

(10) Reflects incremental interest expense of $7,859 related to the senior secured credit facility with an assumed interest rate of 8% as if the debt had been outstanding for the entire period. Each 1/4% change in the interest rate would change this adjustment by $353.

(11) Reflects the amortization of intangible assets purchased in connection with the Ruco Acquisition, including a noncompete agreement (estimated life of 5 years), customer lists (estimated life of 10 years) and goodwill (estimated life of 40 years).

(12) Reflects the provision for income taxes on the Ruco pro forma adjustments described in (7) - (11) above. In addition, because Ruco NY is a subchapter S corporation and Ruco GA is a limited liability company that is taxed as a partnership, the historical results of Ruco for the year ended September 30, 1997 were attributed directly to Ruco's shareholders for federal income tax purposes and the pro forma adjustments include a provision for federal income taxes for that period.

(13) In connection with the senior secured credit facility, certain debt was retired at July 31, 1998 resulting in an extraordinary loss of $313, net of taxes, which will be recognized in the third quarter of 1998.

(14) Represents the historical consolidated financial statements of Ruco for the year ended September 30, 1997.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                         Six Months Ended June 30, 1998


                                                           Adjustments
                                              Actual        for Ruco
                                       -----------------
                                        Sybron     Ruco    Acquisition(1)   Pro Forma
                                        ------     ----    --------------   ---------
                                                                            (dollars in thousands)

Net sales:
  Environmental Products and Services  $25,173    $    --     $   --       $ 25,173
  Textile Chemical Specialties          72,382         --         --         72,382
  Intermediate Polymers                     --     41,669         --         41,669
                                       -------    -------      -----       --------
Net sales                               97,555     41,669         --        139,224
                                       -------    -------      -----       --------

Cost of sales                           58,754     33,214        863 (2)     92,831

Selling                                 18,481        773        411 (3)     19,665
General and administrative               5,626      2,053     (1,170)(4)      6,509
Research and development                 1,986         --         59 (3)      2,045
                                       -------    -------     ------        -------

Other income (loss)                     12,708      5,629       (163)        18,174
                                       -------    -------     ------        -------

Other income (expense):
  Interest income                          111          3         --            114
  Interest expense                        (838)      (693)    (4,329)(5)     (5,860)
  Amortization of intangible assets     (1,035)        --     (1,120)(6)     (2,155)
  Other, net                              (278)         6         --           (272)
                                       -------    -------     ------        -------
                                        (2,040)      (684)    (5,449)        (8,173)

Income before income taxes and
  extraordinary item                    10,668      4,945     (5,612)        10,001
Provision for income taxes               4,393        128       (132)(7)      4,389
                                       -------      -----     ------         ------

Income before extraordinary item (8)   $ 6,275    $ 4,817    $(5,480)       $ 5,612
                                       =======    =======    ========       =======



















                          (see notes on following page)

             NOTES TO UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                         Six Months Ended June 30, 1998
                             (dollars in thousands)


(1) Reflects the effect of the Ruco Acquisition purchase accounting, and indebtedness incurred to finance the acquisition and certain of Sybron's indebtedness, as if the acquisition and financing had been completed on January 1, 1998.

(2)    Reflects the following:

       (a)  Expensing of step-up to fair value of inventory acquired in the Ruco Acquisition........................................  $500

       (b)  Additional depreciation expense with respect to the
            properties, plant and equipment purchased in connection with the Ruco Acquisition using the straight-line method over
            seven years.................................................   363
             Total......................................................  $863

(3) Reflects reclassification of certain general and administrative costs related to technical support to selling and to research and development expenses.

(4) Reflects elimination of $700 of expenses related to salaries of prior owners of the Ruco business. Also reflects the reclassification described in (3) above.

(5) Reflects incremental interest expense of $4,329 related to the senior secured credit facility with an assumed interest rate of 8% as if the debt had been outstanding for the entire period. Each 1/4% change in the interest rate would change this adjustment by $181.

(6) Reflects the amortization of intangibles purchased in connection with the Ruco Acquisition, including a noncompete agreement (estimated life of 5 years), customer lists (estimated life of 10 years) and goodwill (estimated life of 40 years).

(7) Reflects the provision for income taxes on the Ruco pro forma adjustments described in (2) - (6) above. In addition, because Ruco NY is a subchapter S corporation and Ruco GA is a limited liability company that is taxed as a partnership, the historical results of Ruco for the six months ended June 30, 1998 were attributed directly to Ruco's shareholders for federal income tax purposes, the pro forma adjustments include a provision for federal income taxes for that period.

(8) In connection with the senior secured credit facility, certain debt was retired at July 31, 1998 resulting in an extraordinary loss of $313, net of taxes which will be recognized in the 1998 third quarter results.